UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2018

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Approval of Long Term Incentive Plan

As previously disclosed, on May 1, 2017, Nuverra Environmental Solutions, Inc. (the “Company”) and certain of its material subsidiaries filed voluntary petitions under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”) to pursue pre-packaged plans of reorganization (together, and as amended, the “Plan”). Also as previously disclosed, the Court confirmed the Plan on July 25, 2017 and the Company and certain of its material subsidiaries emerged from bankruptcy on August 7, 2017 (the “Effective Date”), when all remaining conditions to the effectiveness of the Plan were satisfied or waived. The Plan, among other things, established the principal terms of a management incentive plan, provided that such plan be effective on the Effective Date and required the Company’s Board of Directors (the “Board”) to approve such plan and grant awards thereunder following the Effective Date.

Pursuant to the requirements of the Plan, on February 22, 2018, the Board approved the Nuverra Environmental Solutions, Inc. 2017 Long Term Incentive Plan (the “Incentive Plan”). The Incentive Plan is intended to provide for the grant of equity-based awards to designated members of the Company’s management and employees. Pursuant to the terms of the Plan, the Incentive Plan became effective on the Effective Date. The Incentive Plan will be administered by a committee of two or more directors designated by the Board (the “Committee”) or by the Board, to the extent the Board elects to administer the Incentive Plan. The Committee has broad authority under the Incentive Plan to, among other things: (i) designate participants; (ii) determine the type or types of awards to be granted to a participant and the number of shares that are subject to such awards; (iii) determine the terms and conditions of any award and modify, waive, or adjust any term or condition of an award that has been granted; (iv) determine the treatment of an award upon termination of employment or other service relationship; and (v) interpret and administer the Incentive Plan.

Individuals eligible to receive awards under the Incentive Plan include officers, employees, and directors of the Company or any of its affiliates. The types of awards that may be granted under the Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, cash awards, performance-based awards, and other forms of stock-based awards as determined by the Committee, or any combination of the foregoing.

The maximum number of shares of the Company’s common stock (“Common Stock”) that is available for the issuance of awards under the Incentive Plan is 1,772,058. If all or any portion of an award granted under the Incentive Plan expires or is cancelled, forfeited, exchanged, settled in cash, or otherwise terminated, the shares of Common Stock subject to such award will not be considered delivered shares for purposes of the Incentive Plan and will be available for future awards under the Incentive Plan.

As is customary in management incentive plans of this nature, the number and kind of shares available and the share limitations under the Incentive Plan and any outstanding awards, as well as the exercise and purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the Common Stock or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate change or any other change affecting the Common Stock.

The foregoing description of the Incentive Plan is only a summary and does not purport to be a complete description of the terms and conditions under the Incentive Plan, and such description is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure with respect to the Incentive Plan under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Grants of Restricted Stock Units to Executive Officers

On February 22, 2018, the Compensation and Nominating Committee of the Board (the “Compensation Committee”) authorized the grant of performance-based restricted stock units (“PRSUs”) and time-based restricted stock units (“TRSUs”) under the Incentive Plan to Mark D. Johnsrud, the Company’s Chairman and Chief Executive Officer, Edward A. Lang, the Company’s Executive Vice President and Chief Financial Officer, and Joseph M. Crabb, the Company’s Executive Vice President and Chief Legal Officer (Mr. Johnsrud, Mr. Lang, and Mr. Crabb, each an “Executive” and, collectively, the “Executives”). On the applicable vesting date, the PRSUs and TRSUs will be settled for shares of Common Stock if all applicable conditions have been met.

The Compensation Committee authorized the following grants of PRSUs with the following performance measurement periods and vesting dates:

•	Mr. Johnsrud received an award of 531,618 PRSUs. The award vests in equal installments on the first two anniversaries of the Effective Date pursuant to Mr. Johnsrud’s Amended and Restated Employment Agreement (the “Johnsrud Employment Agreement”), as previously disclosed. The first installment is subject to a performance measurement period beginning on January 1, 2018 and ending on June 30, 2018, and the second installment is subject to a performance measurement period beginning on July 1, 2018 and ending on June 30, 2019.

•	Mr. Lang and Mr. Crabb each received an award of 62,022 PRSUs. The awards vest in three equal installments on December 31, 2018, December 31, 2019, and December 31, 2020, respectively. The first installment is subject to a performance measurement period beginning on January 1, 2018 and ending on December 31, 2018, the second installment is subject to a performance measurement period beginning on January 1, 2019 and ending on December 31, 2019, and the third installment is subject to a performance measurement period beginning on January 1, 2020 and ending on December 31, 2020.

Vesting of the PRSUs issued to the Executives is subject to the achievement of pre-established performance targets during the applicable performance measurement periods relating to adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) and total shareholder return (“TSR”), with the Adjusted EBITDA target weighted at 80% and the TSR target weighted at 20%. The performance targets will be established by the Compensation Committee, in consultation with the Company’s compensation consultant, and communicated to the Executives in writing not later than the beginning of the applicable performance period or as soon as reasonably practicable thereafter.

Executives must remain in the continuous service of the Company through the applicable vesting date and the performance target for the applicable performance measurement period must have been satisfied on the applicable vesting date in order for the PRSUs to vest, subject to accelerated vesting upon certain circumstances.

If employment is terminated by the Company without Cause, as defined in each Executive’s employment agreement, or terminated by the Executive for Good Reason, as defined in each Executive’s employment agreement, and such termination does not occur within six (6) months prior to or twelve (12) months following a Change in Control, as defined in the Incentive Plan, unvested PRSUs will be subject to pro rata accelerated vesting if and to the extent the performance criteria are ultimately satisfied. With respect to Mr. Lang and Mr. Crabb, if employment is terminated by the Company without cause or terminated by the Executive for Good Reason, and such termination occurs within six (6) months prior to or twelve (12) months following a Change in Control, all unvested PRSUs will be subject to accelerated vesting regardless of whether the performance criteria are or would ultimately be satisfied. With respect to Mr. Johnsrud, in the event of a Change in Control transaction, unvested PRSUs are subject to partial vesting on a sliding scale based upon the enterprise valuation of the Company reflected in the Change in Control transaction.

The Compensation Committee authorized the following grants of TRSUs with the following vesting dates:

•	Mr. Johnsrud received an award of 531,618 TRSUs, which vest in three equal installments. The first installment will vest on the date of issuance, and the second and third installments vest on the first two anniversaries of the Effective Date, pursuant to the Johnsrud Employment Agreement.

•	Mr. Lang and Mr. Crabb each received an award of 62,022 TRSUs, which vest in three equal installments on December 31, 2018, December 31, 2019, and December 31, 2020, respectively.

TRSUs held by an Executive become fully vested upon the termination of the Executive by the Company without Cause, as defined in their respective employment agreements, or termination by the executive for Good Reason, as defined in their respective employment agreements.

The PRSUs and TRSUs do not carry voting rights, except with respect to shares of Common Stock that are delivered upon settlement of vested PRSUs or TRSUs. All PRSUs and TRSUs granted are subject to forfeiture if, prior to the applicable vesting date, the Company terminates an Executive’s employment for Cause, as defined in each Executive’s employment agreement with the Company, or an Executive voluntarily terminates employment without Good Reason, as defined in each Executive’s employment agreement with the Company. Both PRSUs and TRSUs become fully vested upon death or disability.

The PRSUs and TRSUs have such other terms and conditions as included in the Form of Notice of Grant of Performance Restricted Stock Units and Award Agreement, Form of Notice of Grant of Time-Based Restricted Stock Units and Award Agreement, CEO Notice of Grant of Performance Restricted Stock Units and Award Agreement, and CEO Notice of Grant of Time-Based Restricted Stock Units and Award Agreement, each entered into between the Company and the applicable Executive, copies of which are filed as Exhibit 10.2, 10.3, 10.4, and 10.5 respectively, to this Current Report on Form 8-K.

Senior Executive Bonus Plan

On February 22, 2018, the Compensation Committee adopted the Senior Executive Bonus Plan (the “Bonus Plan”), which will provide for potential annual cash bonus awards to the Executives, with a target payment amount determined as a specified percentage of each Executive’s annual base salary. Target payment amounts in fiscal 2018 as a specified percentage of base salary will be 125% for Mr. Johnsrud and 85% for Mr. Lang and Mr. Crabb, respectively. It is anticipated that in fiscal 2019 and subsequent years, the target percentage of base salary will be 100% for Mr. Johnsrud and 65% for Mr. Lang and Mr. Crabb, respectively.

Under the Bonus Plan, the Executives will be eligible to receive annual bonus awards for fiscal 2018 and subsequent years based upon three performance targets relating to Adjusted EBITDA, Company-wide safety statistics, and individual performance. Bonus awards will be weighted with 70% of the payment amount based on Adjusted EBITDA, 10% based on Company-wide safety statistics, and 20% based on individual performance.

Awards for the Adjusted EBITDA component will be payable starting at the achievement of at least 80% of the goal approved by the Board for the applicable fiscal year, with increasing payment up to achievement of 140% or more of the goal approved by the Board. Payment amounts will be determined by linear interpolation between 80% and 100% of the Board approved Adjusted EBITDA goal, and between 100% and 140% of Adjusted EBITDA goal, as follows: (i) Adjusted EBITDA below 80% of goal, no payment; (ii) Adjusted EBITDA at 80% of goal, 50% of target payment; (iii) Adjusted EBITDA from 80% to 100% of goal, linear interpolation between 50% and 100% of target payment; (iv) Adjusted EBITDA at 100% of goal, 100% of target payment; (v) Adjusted EBITDA from 100% to 140% of goal, linear interpolation between 100% and 200% of target payment; and (vi) Adjusted EBITDA at or above 140% of goal, 200% of target payment.

Awards for the Company-wide safety statistics will be measured using a total recordable incident rate (“TRIR”) and will only be awarded if there is 100% achievement of the pre-determined goal, with a target amount equal to 10% of each Executive’s target annual bonus. The TRIR target for each year will be determined based on the Company’s internal TRIR goals. Awards for individual performance will be discretionary and will be determined by the Compensation Committee based on each Executive’s individual performance. Individual payment amounts will be determined by the Compensation Committee in its discretion, with a target amount equal to 20% of each Executive’s target annual bonus; provided, that actual bonus amounts attributable to individual performance may be more or less than such amount, in the discretion of the Compensation Committee. Both the awards for the Company-wide safety statistics and individual performance may be achieved even if the Adjusted EBITDA minimum threshold (80% of target) is not achieved.

The foregoing description of the Bonus Plan is provided pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K, which requires a written description of a compensatory plan, contract, or arrangement when there is no formal document.

Grant of Stock Options to Chief Executive Officer

As previously disclosed, the Johnsrud Employment Agreement, which was assumed by the Company on the Effective Date, provides for the issuance to Mr. Johnsrud of two tranches of options to purchase (i) 2.5% of the outstanding equity securities of the reorganized Company, on a fully diluted basis, at a premium exercise price equal to the value of a share of the reorganized Company’s Common Stock at an enterprise valuation of $475 million (“Tranche 1”) and (ii) 2.5% of the outstanding equity securities of the reorganized Company, on a fully diluted basis, at a premium exercise price equal to the value of a share of the reorganized Company’s Common Stock at an enterprise valuation of $525 million (“Tranche 2”), with the per share exercise price determined based on the Company’s capital structure as of the Effective Date. Pursuant to the Johnsrud Employment Agreement and the Plan, the grant of stock options to Mr. Johnsrud was effective as of the Effective Date.

On February 23, 2018, following approval of the form of option agreement by the Compensation Committee, the Company and Mr. Johnsrud entered into a Notice of Grant of CEO Stock Options and Stock Option Award Agreement (the “Award Agreement”) to provide for the terms and conditions of Mr. Johnsrud’s stock option grant. Pursuant to the Award Agreement, Mr. Johnsrud was awarded 354,411 options to purchase Common Stock, with an exercise price of $37.03 per share, in Tranche 1, and 354,411 options to purchase Common Stock, with an exercise price of $41.31 per share, in Tranche 2. The stock options in Tranche 1 and Tranche 2 vest in three equal installments on the first three anniversaries of the Effective Date.

Pursuant to the Award Agreement, the stock options granted to Mr. Johnsrud may be exercised at the applicable exercise price beginning on the applicable vesting date and ending on the earliest to occur of the following dates: (i) the effective date and time of Mr. Johnsrud’s termination of employment by the Company or any of its subsidiaries for Cause (as defined in the Johnsrud Employment Agreement); (ii) the last day following the 90-day period following the effective date of termination by Mr. Johnsrud of his employment with the Company or any of its subsidiaries without Good Reason (as defined in the Johnsrud Employment Agreement); (iii) the last day following the one-year period following the effective date of a Change in Control of the Company (as defined in the Johnsrud Employment Agreement); (iv) the earlier of (a) August 7, 2024 or (b) the last day of the one-year period commencing on the date and time of the termination of Mr. Johnsrud’s service with the Company and/or its subsidiaries by the Company other than for Cause or by Mr. Johnsrud for Good Reason or due to death or disability; and (v) August 7, 2024.

To become vested in the stock options, Mr. Johnsrud must be in continuous service with the Company and/or its subsidiaries during the period beginning on August 7, 2017 and ending on the applicable vesting date; provided, however, that all of the stock options become immediately vested if Mr. Johnsrud’s service is terminated by the Company other than for Cause or Mr. Johnsrud’s service is terminated by Mr. Johnsrud for Good Reason. Additionally, in the event of a Change in Control, all options automatically become fully vested, subject to Mr. Johnsrud’s continued service with the Company through such closing.

The foregoing description of the Award Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Award Agreement, and such description is qualified in its entirety by reference to the full text of the Award Agreement, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference herein.

Adoption of Restricted Stock Plan for Directors

On February 22, 2018, the Compensation Committee adopted the 2018 Restricted Stock Plan for Directors (the “Restricted Stock Plan”), which will be administered by the Compensation Committee, and is subject to ratification by the Company’s shareholders at the Company’s 2018 annual meeting. The Restricted Stock Plan provides for the grant of restricted stock to the non-employee directors of the Company (the “Non-Employee Directors”). The Compensation Committee has full authority and discretion to, among other things: (i) determine which Non-Employee Directors will be granted awards, the times at which awards will be granted, and the number of shares of restricted stock covered by each award; (ii) to interpret the plan; and (iii) to determine the terms and provisions of each respective award agreement. The Restricted Stock Plan limits the number of shares that may be issued thereunder to 100,000 shares of Common Stock. In the event a Non-Employee Director shall cease to be a Non-Employee Director for any reason, except due to death, disability or retirement after age 70, the Non-Employee Director shall forfeit all shares of restricted stock to the Company that have not previously vested for no consideration; provided, however, that the Compensation Committee may decide to accelerate the vesting of all or any portion of the shares of restricted stock that have not vested prior to the date the Non-Employee Director’s service terminates.

The foregoing description of the Restricted Stock Plan is only a summary and does not purport to be a complete description of the terms and conditions under the Restricted Stock Plan, and such description is qualified in its entirety by reference to the full text of the Restricted Stock Plan, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated by reference herein.

Grants of Awards to Directors

On February 22, 2018, the Compensation Committee authorized award grants of restricted stock to the current Non-Employee Directors pursuant to the Restricted Stock Plan, which will be issued upon ratification of the Restricted Stock Plan by the Company’s shareholders at the 2018 annual meeting. The award of restricted stock to the Non-Employee Directors is in lieu of an annual grant of stock options previously approved by the Compensation Committee, which was previously disclosed by the Company on its Current Report on Form 8-K filed with the SEC on August 21, 2017. The current Non-Employee Directors, John B. Griggs, Michael Y. McGovern, and Charles K. Thompson, will receive an award grant of 3,342 shares of restricted stock in February 2018 for service during fiscal year 2018 and an additional partial-year award grant of 1,346 shares of restricted stock for service during a portion of fiscal 2017, all of which will fully vest on the first anniversary of the grant date, subject to accelerated vesting upon death, disability, or the consummation of a Change in Control transaction. For fiscal years subsequent to fiscal 2018, it is anticipated that the Non-Employee Directors will receive an annual grant of restricted stock with a target grant-date value of $50,000. The restricted stock has such other terms and conditions as included in the form of Restricted Stock Grant Agreement entered into between the Company and each Non-Employee Director, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Nuverra Environmental Solutions, Inc. 2017 Long Term Incentive Plan

10.2	Form of Notice of Grant of Performance Restricted Stock Units and Award Agreement

10.3	Form of Notice of Grant of Time-Based Restricted Stock Units and Award Agreement

10.4	CEO Notice of Grant of Performance Restricted Stock Units and Award Agreement

10.5	CEO Notice of Grant of Time-Based Restricted Stock Units and Award Agreement

10.6	Notice of Grant of CEO Stock Options and Stock Option Award Agreement between the Company and Mark D. Johnsrud, dated February 23, 2018

10.7	2018 Restricted Stock Plan for Directors

10.8	Form of Restricted Stock Grant Agreement

EXHIBIT INDEX

Exhibit Number	Description

10.1	Nuverra Environmental Solutions, Inc. 2017 Long Term Incentive Plan

10.2	Form of Notice of Grant of Performance Restricted Stock Units and Award Agreement

10.3	Form of Notice of Grant of Time-Based Restricted Stock Units and Award Agreement

10.4	CEO Notice of Grant of Performance Restricted Stock Units and Award Agreement

10.5	CEO Notice of Grant of Time-Based Restricted Stock Units and Award Agreement

10.6	Notice of Grant of CEO Stock Options and Stock Option Award Agreement between the Company and Mark D. Johnsrud, dated February 23, 2018

10.7	2018 Restricted Stock Plan for Directors

10.8	Form of Restricted Stock Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: February 23, 2018	By:	/s/ Joseph M. Crabb
		Name:	Joseph M. Crabb
		Title:	Executive Vice President and Chief Legal Officer